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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIRST SHARES BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

FIRST SHARES BANCORP, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2003

Dear Shareholder:

     The directors and officers of First Shares Bancorp, Inc. join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Tuesday, May 20, 2003 at 2:00 p.m., at the Royal Oak Country Club, 2080 South State Road 135, Greenwood, Indiana.

     First Shares once again enjoyed record growth in 2002 as a provider of financial services emphasizing local decision-making, customer relationships and personalized service. At the annual meeting, we will review our achievements in 2002 and share our plans for additional growth.

     The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card to ensure that your votes on the business matters of the meeting will be recorded.

     We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided. After doing so, you may, of course, vote in person on all matters brought before the meeting.

     We look forward to seeing you on May 20.

Sincerely, Jerry R. Engle, President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN SHAREHOLDERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
APPOINTMENT OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
OTHER MATTERS
EXPENSES OF SOLICITATION
Charter of the Audit Committee of the Board of Directors

FIRST SHARES BANCORP, INC.
GREENWOOD, INDIANA
 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of the shareholders of First Shares Bancorp, Inc. (the “Corporation”) will be held at the Royal Oak Country Club, 2080 South State Road 135, Greenwood, Indiana on May 20, 2003, at 2:00 p.m. EST, to consider and take action on the following matters:

1.	The election of two (2) directors of the Corporation; and

2.	The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on March 31, 2003 are entitled to notice of and to vote at this meeting and any adjournments thereof.

By order of the Board of Directors,

Kimberly B. Kling, Secretary

Greenwood, Indiana
April 16, 2003

FIRST SHARES BANCORP, INC.

996 South State Road 135
Greenwood, Indiana 46143

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Shares Bancorp, Inc. (the “Corporation” or “we”) of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 20, 2003, and at any adjournment thereof. The approximate date of mailing this proxy statement is April 16, 2003. The following is important information in a question-and-answer format regarding the Corporation, its wholly owned subsidiary First Bank (the “Bank”), the Annual Meeting and this Proxy Statement.

Q: What am I voting on?

     You are voting on the election of two directors (Gary W. Lewis and Norman D. Stockton).

Q: Who is entitled to vote?

     Shareholders as of the close of business on March 31, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 1,579,162 shares of the Corporation’s common stock were issued and outstanding.

Q: How do I vote?

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR the two management nominees. You have the right to revoke your proxy any time before the meeting by (1) notifying the Corporation’s Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

Q: What does it mean if I get more than one proxy card?

     It means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q: Who will count the vote?

     Representatives of Registrar and Transfer Company will tabulate the votes prior to the meeting. Any votes cast at the meeting will be tabulated by the Corporation’s Secretary.

Q: What constitutes a quorum?

     A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Annual Meeting.

Q: How many votes are needed for approval of each item?

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Consequently, the two nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the two management nominees unless the proxy contains instructions to the contrary. Any other matter to come before the Annual Meeting will be approved if the votes cast at the Annual Meeting (in person or represented by proxy) in favor of such proposal exceed the votes opposing such proposal. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against the election of any director.

Q: Who can attend the Annual Meeting?

     All shareholders as of the Record Date can attend.

Q: What percentage of stock can the directors and executive officers vote?

     Together, they have the right to vote approximately 36% of the Corporation’s common stock as of March 31, 2003. (See page 3 for details.)

Q: Who are the largest principal shareholders?

     Jerry R. Engle, our President, Chief Executive Officer and a director, and Frank A. Rogers, the Chairman of our board of directors, each own beneficially approximately 10% of our common stock. (See page 3 for details.)

Q: When are shareholder proposals and nominations for the 2004 meeting due?

     To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received in writing by December 18, 2003 by the Corporation’s Secretary, 996 South State Road 135, Greenwood, Indiana 46143. In addition, the Corporation’s By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must generally give the Corporation written notice at least 45 days before the one-year anniversary of the date we first mailed this Proxy Statement to shareholders, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Corporation’s Secretary.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS
AND CERTAIN SHAREHOLDERS

     The following table shows, as of March 31, 2003, the number and percentage of shares of common stock held by each person known to the Corporation who owned beneficially more than five percent of the issued and outstanding common stock of the Corporation and shares held by the Corporation’s directors and certain executive officers. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

	Number of Shares
Name and Address	Beneficially Owned		Percentage

Jerry R. Engle 996 South State Road 135 Greenwood, Indiana 46143	168,969	(1)	10.21%

Ralph M. Foley 400 Byram Road Martinsville, Indiana 46151	68,277	(2)	4.29

H. Dean Hawkins 2127 Foxcliff North Martinsville, Indiana 46151	64,845	(3)	4.09

Gary W. Lewis 2302 Woodsway Drive Greenwood, Indiana 46143	42,000	(4)	2.65

R. J. McConnell 2069 W. County Road 300S Franklin, Indiana 46131	32,280	(5)	2.02

William J. Meredith P.O. Box 308 Morgantown, Indiana 46160	19,092	(6)	1.20

Frank A. Rogers P.O. Box 187 Nashville, Indiana	158,760	(7)	9.97

Norman D. Stockton 3168 S.E. County Line Road Morgantown, Indiana 46160	5,587	(8)	*

John Ditmars 996 South State Road 135 Greenwood, Indiana 46143	70,244	(9)	4.34

Kimberly B. Kling 996 South State Road 135 Greenwood, Indiana 46143	5,437	(10)	*

Directors and executive officers as a group (10 persons)	635,471	(11)	36.06

*	Less than 1%.

(1)	Consists of 66,609 shares owned individually, 15,000 shares owned jointly with Mr. Engle’s spouse, 360 shares owned for the benefit of Mr. Engle’s children, 10,500 shares held through a retirement plan trust, 1,500 shares held as trustee for the benefit of members of Mr. Engle’s family, 58,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003, and 16,500 shares represented by mandatory stock purchase contracts currently exercisable.
(2)	Consists of 2,160 shares owned individually, 39,210 shares owned jointly by Mr. Foley and his spouse, 8,715 shares owned by Mr. Foley’s spouse, 6,192 shares owned for the benefit of members of Mr. Foley’s family,

4,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003, and 7,500 shares represented by mandatory stock purchase contracts currently exercisable.
(3)	Consists of 2,304 shares owned individually, 58,041 shares owned jointly by Mr. Hawkins and his spouse and 4,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003.
(4)	Consists of 37,500 shares owned individually and 4,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003.
(5)	Consists of 12,780 shares beneficially owned through a retirement plan trust, 4,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003, and 15,000 shares represented by mandatory stock purchase contracts currently exercisable.
(6)	Consists of 8,397 shares owned individually, 1,665 shares owned by Mr. Meredith’s spouse, 450 shares owned jointly with Mr. Meredith’s spouse, 900 shares owned through a custodian, 180 shares owned as custodian for Mr. Meredith’s grandchildren, 4,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003, and 3,000 shares represented by mandatory stock purchase contracts currently exercisable.
(7)	Consists of 146,010 shares owned individually, 4,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003, and 8,250 shares represented by mandatory stock purchase contracts currently exercisable.
(8)	Consists of 1,087 shares owned individually and 4,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003.
(9)	Consists of 22,074 shares owned individually, 900 shares owned jointly by Mr. Ditmars and his spouse as custodian for the benefit of their minor children, 8,250 shares held through a retirement plan trust, 31,500 shares represented by stock options exercisable currently or within 60 days of March 31, 2003, and 7,500 shares represented by mandatory stock purchase contracts currently exercisable.
(10)	Consists of 1,500 shares owned jointly with Ms. Kling’s spouse and 3,937 shares represented by stock options exercisable currently or within 60 days of March 31, 2003.
(11)	Includes 125,437 shares represented by stock options exercisable currently or within 60 days of March 31, 2003.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Two directors are to be elected. Gary W. Lewis and Norman D. Stockton have been nominated for a term of three years and until their successors are elected and qualified. Messrs. Lewis and Stockton are members of the present Board of Directors and have consented to serve an additional term.

     The other directors listed in the table below will continue in office until the expiration of their terms. All of the nominees and the other directors listed in the table below also are members of the Board of Directors of the Bank. For directors of the Corporation who were directors of the Bank before the Corporation was formed in 1991, the table below lists the year in which the director became a director of the Bank. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The Board of Directors unanimously recommends the election of the following nominees.

NOMINEES FOR TERMS EXPIRING IN 2006

Name, Age, Principal
Occupation(s) and
Business Experience	Director
During Past 5 Years	Since

Gary W. Lewis, Age 53 Financial Advisor with Raymond James & Associates, Inc. since January, 2001; Vice President and Manager of the Greenwood office of F.C. Tucker Realtors from 1975 to December, 2000.	1999

Norman D. Stockton, Age 58 Superintendent of Schools for the Eminence Community School Corporation since 1997. Previously, Director of Marketing for Construction Control, Inc., a construction management firm (1994 - 1997)	1993

DIRECTORS WHOSE TERMS EXPIRE IN 2004

Name, Age, Principal
Occupation(s) and
Business Experience	Director
During Past 5 Years	Since

Jerry R. Engle, Age 58 President and Chief Executive Officer of the Corporation and the Bank since March 1999; formerly chief executive officer of Citizens Bank of Central Indiana, a position he assumed in 1992 when Indiana Bancshares, Inc., of which he was chief executive officer, merged into CNB Bancshares, Inc., the holding company for Citizens Bank	1999

H. Dean Hawkins, Age 67 Self-employed as a real estate appraiser. President and Chief Executive Officer of the Corporation and the Bank from December 1991 to February 1999; Chairman of the Board of Directors from March 1999 to November 1999.	1992

Name, Age, Principal
Occupation(s) and
Business Experience	Director
During Past 5 Years	Since

R. J. McConnell, Age 43 Partner with the law firm of Bose McKinney & Evans LLP, Indianapolis, Indiana.	1998

DIRECTORS WHOSE TERMS EXPIRE IN 2005

Name, Age, Principal
Occupation(s) and
Business Experience	Director
During Past 5 Years	Since

Ralph M. Foley, Age 63 Partner in the law firm of Foley, Foley & Peden, Greenwood, Indiana.	1985

William J. Meredith, Age 56 President and Funeral Director at Meredith-Clark Funeral Home, Inc.; partner in C&M Monument Co., a cemetery monument company.	1992

Frank A. “Andy” Rogers, Age 71 Chairman of the Board of Directors of the Corporation and the Bank; owner and operator of restaurants and hotels in Brown County, Indiana, and partner in a partnership owning a nursing home, also in Brown County, Indiana; previously, chief executive officer of three other financial institutions during the 1960’s through the 1980’s	1999

     During 2002, the Boards of Directors of the Corporation and the Bank met 15 times. All directors attended in excess of 75% of the aggregate of the total number of meetings of the Boards of Directors of the Corporation and the Bank and the total number of meetings held by all Corporation and Bank committees (considered separately) on which he or she served except for Mr. Stockton, who attended in excess of 73% of such meetings.

Certain Committees of the Boards of Directors of the Corporation and the Bank

     The board of directors currently has standing audit, personnel, executive, asset-liability and loan committees.

     Audit Committee. The audit committee evaluates audit performance, handles relations with our independent auditors and evaluates policies and procedures relating to internal audit functions and controls. The audit committee may also examine and consider other matters relating to our financial affairs as it deems appropriate. The audit committee currently consists of Messrs. Lewis, McConnell and Rogers.

     Personnel Committee. The personnel committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. The personnel committee also has authority to administer and recommend the grant of options under our stock option plans. The directors who are members of the personnel committee are Messrs. Engle, Hawkins, Meredith and Stockton.

     Executive Committee. The executive committee acts on behalf of the board of directors between meetings of the board. The directors who are members of the executive committee are Messrs. Engle, McConnell and Rogers.

     Asset-Liability Committee. The asset-liability committee reviews the matching of the rates and maturities of our loans, investments, deposits and other borrowings and recommends adjustments to minimize our interest rate gap. The directors who are members of the asset-liability committee are Messrs. Engle, Foley, Hawkins, McConnell and Rogers.

     Director Loan Committee. The director loan committee reviews and approves loans with initial principal balances above specified limits. The directors who are members of the director loan committee are Messrs. Engle, Lewis, McConnell, Meredith and Rogers.

Director Compensation

     Directors are paid $600 for each regularly-scheduled meeting of the board of directors attended and $250 for each special meeting of the board of directors attended. Directors are entitled to be paid for one regularly-scheduled board meeting missed each year. Directors who are not our employees are paid $250 for each committee meeting attended or for which they serve as an alternate (in the case of the loan committee). Four of the directors (Messrs. Foley, Hawkins, Meredith and Stockton) have entered into a deferred fee agreement with us pursuant to which payment of fees by us is deferred until the earlier of the director’s resignation as a director, disability or death or a change in our control. In all cases except the death of the director, the amount deferred bears interest at an interest rate established by us from time to time. In the case of the death of the director, we have agreed to pay an annual death benefit of $22,960 for 10 years.

Executive Compensation

Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards

					Securities
				Other	Underlying	All
Name and	Year Ended			Annual	Options/	Other
Principal Position	December 31,	Salary	Bonus	Compensation	SARs(#)	Compensation

Jerry R. Engle	2002	$162,000	$—	$—	—	$4,846	(1)
President and	2001	150,000	—	—	—	4,500	(1)
Chief Executive Officer	2000	150,000	—	—	—	4,450	(1)

(1)	Consists of matching contributions to retirement plan account.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs		In-the-Money Options/SARs
	Shares		At Fiscal Year End		At Fiscal Year End (1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jerry R. Engle	—	$—	58,500	—	$231,660	$—

(1)	Calculated assuming a fair market value per share of $9.45 at December 31, 2002, which was the average of the bid and asked prices for the previous ten trading days.

Benefit Plans and Arrangements

     1996 Stock Option Plan. Under our 1996 Stock Option Plan, our executive officers and key employees are eligible to receive stock options which do not qualify as incentive stock options under the Internal Revenue Code. Directors who are not our employees are not entitled to participate.

     The grant of awards under the 1996 Stock Option Plan is made by the board of directors, including the selection of appropriate grantees, the size and exercise price of awards and other terms and conditions of awards. Options for a total of 72,000 shares of common stock (as adjusted for the subsequent stock split) were reserved for issuance under the 1996 Stock Option Plan until December 31, 2001. Therefore, no further options may be granted under this plan. Options for 45,000 shares are currently outstanding under the plan. Options granted under the 1996 Stock Option Plan must be for a term of not more than seven years and, unless otherwise provided in the particular option grant agreement, will be 25% vested upon grant and become vested as to an additional 25% on each of the succeeding three anniversaries of the date of grant. Options will become fully vested if the grantee dies or a change of control occurs at any time during the first three years after a grant.

     1999 Stock Option Plan. Under our 1999 Stock Option Plan, our directors, executive officers and key employees are eligible to receive stock options which either qualify as incentive stock options under the Internal Revenue Code or do not so qualify. Options for a total of 139,500 shares of common stock may be granted under the 1999 Stock Option Plan. Options for 114,000 shares are currently outstanding under the plan. If an award under the plan expires or terminates without being exercised in full or is forfeited, the shares of common stock subject to the award generally become available for new awards.

     Options granted under the 1999 Stock Option Plan must be for a term of not more than 10 years. Options granted under the 1999 Stock Option Plan allow participants to purchase shares of our common stock at an exercise price determined by the board of directors which, after December 31, 1999 cannot be less than the fair market value of our common stock on the date of the grant. As determined by the board of directors, options will generally become exercisable in one or more installments beginning on the first anniversary of the date of the grant. The board of directors may accelerate the exercisability of any option. Payment of the option exercise price may be made in cash or through the exchange of shares of our common stock owned by the grantee. In the event of a Change in Control (as defined in the plan), options become exercisable whether or not the vesting periods have expired and whether or not the grantee has been employed for one year after the applicable grant date.

     Employment Agreements. In March 1999, we entered into a three-year employment agreement with Jerry R. Engle pursuant to which we employ Mr. Engle as our Chief Executive Officer. The initial term of the agreement ended in March 2002, but automatically renewed successive one-year terms in March of 2002 and 2003. The employment agreement provides that it will continue to automatically renew for successive one-year terms unless we or Mr. Engle elect not to continue it by giving 30 days advance notice prior to the first day of a renewal term. The agreement provides for a base compensation plus annual bonuses to be set by the board of directors. In 1999 pursuant to the Agreement, Mr. Engle also received options to purchase 58,500 common shares (as adjusted for the subsequent stock split) at a price equal to the book value per share of the outstanding common shares on the last day of the fiscal quarter immediately preceding the date of grant. Under the employment agreement, Mr. Engle retains the right to participate in various other employee benefit plans we maintain for which he is otherwise eligible.

     The agreement with Mr. Engle is subject to termination at any time by Mr. Engle upon notice and by us for cause (as defined in the agreement) or upon Mr. Engle’s death or disability (as defined in the agreement). In the event we terminate Mr. Engle’s employment without cause and other than upon Mr. Engle’s death or disability, or in the event Mr. Engle terminates his employment for good reason (as defined in the agreement), Mr. Engle is entitled to receive his annual base monthly salary (calculated at the highest rate during the year preceding the termination of employment) through the end of the term of the employment agreement.

     Following a termination of Mr. Engle’s employment other than a termination by us without cause and other than upon Mr. Engle’s death or disability or a termination by Mr. Engle for other than good reason, Mr. Engle will be prohibited from competing with us or soliciting our customers for a period of two years after the date of termination.

     In March 1999, we also entered into a three-year employment agreement with John B. Ditmars pursuant to which we employ Mr. Ditmars as our Executive Vice President. The initial term of the agreement ended in March 2002, but automatically renewed for successive one-year terms in March of 2002 and 2003. The employment agreement provides that it will continue to automatically renew for successive one-year terms unless we or Mr. Ditmars elect not to continue it by giving 30 days advance notice prior to the first day of a renewal term. The agreement provides for a base compensation plus annual bonuses to be set by the board of directors. In 1999 pursuant to the Agreement, Mr. Ditmars also received options to purchase 31,500 common shares (as adjusted for the subsequent stock split) at a price equal to the book value per share of the outstanding common shares on the last day of the fiscal quarter immediately preceding the date of grant. Under the employment agreement, Mr. Ditmars retains the right to participate in various other employee benefit plans we maintain for which he is otherwise eligible.

     The agreement with Mr. Ditmars is subject to termination, and Mr. Ditmars is eligible for severance benefits and subject to a noncompetition and nonsolicitation covenant, upon the same terms and conditions as in our employment agreement with Mr. Engle.

Certain Transactions

     During the past two years, First Bank had banking transactions in the ordinary course of business with our directors, officers and principal shareholders and their affiliates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

     All future material affiliated transactions and loans, if any, will be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties. In addition, as a matter of policy, all future material affiliated transactions and loans, if any, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our legal counsel or independent legal counsel.

     Effective on December 1, 2001, we entered into a lease agreement for our Nashville, Indiana branch office. Prior to that time, we operated the branch from a temporary structure. The new building consists of approximately 3,000 square feet and is located at 160 East Main Street, Nashville, Indiana. Under the lease, we agreed to pay $4,250 per month in rent and $450 per month in common area maintenance fees. Under the lease, we are responsible for interior maintenance expenses, real estate taxes and insurance premiums for hazard and liability insurance. The original lease term expires on November 30, 2006, but is renewable at our option for an additional five-year period. The building and real estate on which the building is located are owned by an entity that is owned and controlled by Frank A. Rogers, one of our directors. However, we believe the lease terms are substantially the same as we could have received from an independent third party for similar office space in the area.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of the Corporation’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Audit Committee of First Shares Bancorp is composed of three independent directors. Management is responsible for the corporation’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and Crowe, Chizek and Company LLP, the Corporation’s independent accountants. Management represented to the Audit Committee that the Corporation’s consolidated financial statements as of and for the year ended December 31, 2002 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the independent accountants’ provision of non-audit services to the Corporation as described below is compatible with maintaining that firm’s independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report filed with the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2002.

     The Audit Committee’s reviews and discussions with management and the independent accountants do not assure that the Corporation’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Corporation’s independent accountants are in fact “independent.” The Audit Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and are presented in conformity with generally accepted accounting principles and on the representations of the independent accountants included in that firm’s report on the Corporation’s financial statements.

     The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee participated in the creation, review and assessment of its charter and, in accordance with Rule 4350(d)(1) of the National Association of Securities Dealers’ (“NASD”) listing standards, has determined that the charter is adequate. A copy of that charter is included within this Proxy Statement as Exhibit A. The Board of Directors has determined that the members of the Audit Committee are independent, as that term is defined in Rule 4200(a) of the NASD listing standards.

Fees Paid to Independent Accountants

     The following table sets forth the amount of fees (including cost reimbursements) paid to Crowe Chizek and Company LLP, the Corporation’s independent accountant, for various categories of professional services during the years ended December 31, 2002 and 2001.

	2002		2001

Audit Fees (1)	$43,150		$44,895
Audit Related Fees	40,825	(2)	585	(3)
Tax Fees	8,950	(4)	3,900	(5)
Financial Information Systems Design and Implementation Fees	—		—
All Other Fees	18,575	(6)	7,635	(7)

Total Fees	$106,500		$56,995

(1)	Includes annual financial statement audit and limited quarterly review services, consents for SEC filings and other services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements.

(2)	Includes assistance with preparation of securities registration statements and collateral verification procedures for Federal Home Loan Bank advances.

(3)	Includes collateral verification procedures for Federal Home Loan Bank advances.

(4)	Includes tax return preparation, assistance with estimated payments and assistance with tax reporting matters.

(5)	Includes tax return preparation services.

(6)	Includes permitted internal audit outsourcing, consultation regarding evaluation of a proposed merger and consultation regarding processes for CEO/CFO certification of periodic reports.

(7)	Includes permitted internal audit outsourcing.

     The Audit Committee has determined that the non-audit services provided to the Corporation by Crowe Chizek and Company LLP are compatible with maintaining that firm’s independence.

Audit Committee
Frank A. Rogers, Chairman
Gary W. Lewis
R.J. McConnell

APPOINTMENT OF AUDITORS

     Our financial statements for the year ended December 31, 2002 were audited by Crowe, Chizek and Company LLP. We have selected Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2003. Representatives of Crowe, Chizek and Company LLP are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders (the “Reporting Persons”) are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to us, we believe that during 2002 all Reporting Persons complied with the filing requirements of Section 16(a).

ANNUAL REPORT

     A copy of our Annual Report for the year ended December 31, 2002 has been provided to all shareholders as of the record date. The Annual Report is not to be considered as proxy solicitation material.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

EXPENSES OF SOLICITATION

     The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Corporation. We do not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although we might use such employees or solicitors if we deem them necessary, we have made no arrangements or contracts with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, we may solicit by telephone, telegraph, cable or personal interview. We will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

     IT IS IMPORTANT THAT PROXIES BE RETURNED OR VOTED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy in accordance with the instructions on your proxy card.

For the Board of Directors,

Jerry R. Engle, President

   April 16, 2003

Exhibit A

FIRST SHARES BANCORP, INC.

Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee the integrity of First Shares’ reporting processes and systems of internal control. Special emphasis should be given to material systems and processes that generate data to management for making business decisions, reporting financial results and compliance with rules and regulations.

•	Be directly responsible for the appointment, compensation and oversight of the activities of First Shares’ independent auditors.

•	Oversee and evaluate the activities of the internal auditing department.

•	Provide avenues of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

•	Provide an avenue of communication for all directors, officers and employees to assure that First Shares’ policies and applicable laws and regulations are adhered to by all personnel.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to, all of First Shares’ personnel, as well as the independent auditors. The Audit Committee has the authority to retain, at First Shares’ expense, special legal counsel, accountants, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of National Association of Securities Dealers, Inc. (the “NASD”), the Securities and Exchange Commission (the “SEC”) and banking regulators. The Audit Committee shall consist of three or more directors as determined by the Board of Directors, each of whom shall be an independent director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise sufficient to qualify as an “audit committee financial expert” as defined by the SEC and the NASD.

Audit Committee members shall be appointed by the Board of Directors. If an Audit Committee Chair is not designated by the Board of Directors, the members of the Audit Committee shall designate a Chair by majority vote of the Audit Committee membership. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members.

The Audit Committee shall meet at least four times per year. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet at least quarterly in private, executive session with the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or the internal or independent auditors believe should be discussed.

III. Audit Committee Responsibilities

The Audit Committee’s role is one of oversight. First Shares’ management is responsible for preparing First Shares’ financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee’s policies and procedures should remain flexible, in order to react effectively to changing conditions and to provide assurance to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of First Shares comply with all requirements and are of the highest quality. Accordingly, the following functions may be varied from time to time as appropriate under the circumstances.

     Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and publish the Charter in First Shares’ proxy statement as required by SEC regulations.

2.	Review with management and the independent auditor the quality, as well as acceptability, of First Shares’ accounting policies, and discuss with the independent auditor how First Shares’ accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

3.	Consider, in consultation with management, the independent auditors and the internal auditors, the integrity of First Shares’ financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report those exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses, including the status of previous recommendations. Maintain a follow-up process on recommendations and implementation schedules.

4.	Review with financial management and the independent auditors First Shares’ quarterly financial results prior to the release of any statement of earnings and/or First Shares’ quarterly financial statements prior to filing or distribution. (Approval by the Audit Committee, or its Chair or other designated member, is required prior to the issuance of any press release or public filing of any document respecting the financial condition of First Shares.) Discuss any significant changes to First Shares’ accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61.

     Independent Auditors

5.	Review the independence and performance of the independent auditors and appoint and replace the independent auditors.

6.	Pre-approve the retention of the independent auditor for any audit services and for any non-audit service within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

7.	Approve the fees and any other compensation to be paid to the independent auditors.

8.	Review and discuss with the independent auditors all relationships they have with First Shares or services they have performed for First Shares or its affiliates that could cause the auditors not to qualify as “independent” within the meaning of Section 10A of the Exchange Act or applicable regulations or that could otherwise impair the auditors’ independence or objectivity. In order to facilitate this review, the Audit Committee shall at least annually require a formal written statement from the independent auditors delineating all relationships between the independent auditors and First Shares.

9.	Review the independent auditors’ audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have.

10.	Prior to releasing any statement of year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

11.	Consider the independent auditors’ judgments about the quality and appropriateness of First Shares’ accounting principles as applied in its financial reporting.

12.	Ensure that the independent auditor’s partner in charge of the annual audit is rotated in accordance with Section 10A of the Exchange Act.

13.	Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

     Internal Audit Department and Legal Compliance

14.	Review and, when warranted, approve the budget, plan, changes in plan activities, organizational structure, and qualifications of the internal audit department, at least annually.

15.	Review and, when warranted, approve the appointment, performance, and replacement of the senior internal audit executive.

16.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

17.	Review with First Shares’ counsel and/or the Corporate Compliance Officer, as considered necessary, any legal matters or inquiries received from regulators or governmental agencies that could have a significant impact on First Shares’ financial statements or compliance with applicable laws and regulations.

18.	Function as the Regulatory Compliance Committee of the Board of Directors, responsible for monitoring First Shares’ compliance management programs and the activities of the Corporate Compliance Officer.

     Other Committee Responsibilities

19.	Report annually to shareholders in First Shares’ proxy statement as required by regulations of the SEC.

20.	Establish procedures for (i) the receipt, retention and treatment of complaints received by First Shares or First Bank regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of First Shares or First Bank of concerns regarding questionable accounting or auditing matters or other irregularities.

21.	To the extent required by rules of the NASD, approve, when warranted, all “related party transactions” as defined by the NASD.

22.	Perform any other activities consistent with this Charter, First Shares’ by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

23.	Periodically report to the Board of Directors.

24.	Annually perform a self-assessment of the Audit Committee’s performance.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST SHARES BANCORP, INC.

This Proxy is Solicited on Behalf of					For All
the Board of Directors of the Company	1.	ELECTION OF DIRECTORS FOR A	For	Withhold	Except
		TERM OF THREE YEARS. (except as marked to the contrary below):	☐	☐	☐

The undersigned hereby appoints Jerry R Engle, Frank A. Rogers and R.J. McConnell, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Common Stock of First Shares Bancorp, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on May 20, 2003, at 2:00 p.m., and at any adjournment thereof.	Nominees:
	Gary W. Lewis	Norman D. Stockton

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposal 1.

Please be sure to sign and date this Proxy in the box below.	Date
The undersigned acknowledges receipt from First Shares Bancorp, Inc., prior to the execution of this proxy, of notice of the meeting and an Annual Report.

Stockholder sign above Co-holder (if any) sign above		When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é       Detach above card, sign, date and mail in postage paid envelope provided.       é

FIRST SHARES BANCORP, INC.
996 South State Road 135 • Greenwood, Indiana 46143

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.